SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CENTRAL GARDEN & PET COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTRAL GARDEN & PET COMPANY

3697 Mt. Diablo Boulevard
Lafayette, California 94549

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Monday, February 10, 2003, 10:30 A.M.

TO THE STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders of Central Garden & Pet Company will be held at the LAFAYETTE PARK HOTEL, 3287 Mt. Diablo Boulevard, Lafayette, California, on Monday, February 10, 2003, at 10:30 A.M. for the following purposes:

(1)	To elect seven directors.

(2)	To adopt the 2003 Omnibus Equity Incentive Plan.

(3)	To transact such other business as may properly come before the meeting.

Only stockholders of record on the books of the Company as of 5:00 P.M., January 14, 2003, will be entitled to vote at the meeting and any adjournment thereof. A complete list of the Company’s stockholders entitled to vote at the meeting will be available for examination by any stockholder for ten days prior to the meeting during normal business hours at the Company’s offices at 3697 Mt. Diablo Boulevard, Lafayette, California.

Dated: January 15, 2003	By Order of the Board of Directors

Stuart W. Booth, Secretary

STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

CENTRAL GARDEN & PET COMPANY

3697 Mt. Diablo Boulevard
Lafayette, California 94549

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Central Garden & Pet Company (the “Company”) to be used at the Annual Meeting of Stockholders on February 10, 2003 (the “Annual Meeting”), for the purposes set forth in the foregoing notice. This proxy statement and the enclosed form of proxy were first sent to stockholders on or about January 16, 2003.

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the Annual Meeting and voting in person.

VOTING SECURITIES

Only stockholders of record on the books of the Company as of 5:00 P.M., January 14, 2003, will be entitled to vote at the Annual Meeting.

As of the close of business on January 14, 2003, there were outstanding 17,478,523 shares of Common Stock of the Company, entitled to one vote per share, and 1,655,462 shares of Class B Stock of the Company, entitled to the lesser of ten votes per share or 49% of the total votes cast. Holders of Common Stock and Class B Stock will vote together on all matters presented to the stockholders for their vote or approval at the meeting, including the election of directors and the approval of the 2003 Omnibus Equity Incentive Plan. The holders of a majority of the outstanding shares of the stock of the Company, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. With regard to the election of directors, votes may be cast “For” or “Withhold Authority” for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. The proposal to adopt the Company’s 2003 Omnibus Equity Incentive Plan requires the affirmative vote of a majority of shares present in person or by proxy and entitled to vote. Accordingly, abstentions on the proposal to adopt the 2003 Omnibus Equity Incentive Plan will have the effect of a negative vote on this item. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Therefore, a broker non-vote will have no effect on the proposal to adopt the 2003 Omnibus Equity Incentive Plan, which requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereon.

ELECTION OF DIRECTORS

The persons named below are nominees for director to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected. The nominees are all members of the present Board of Directors. In the absence of instructions to the contrary, shares represented by the proxy will be voted and the proxies will vote for the election of all such nominees to the Board of Directors. If any of such persons is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. Management has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director. Set forth below is certain information concerning the nominees which is based on data furnished by them.

Nominees for Director	Age	Business Experience During Past Five Years and Other Information	Served as Director Since

William E. Brown	61	Chairman of the Board and Chief Executive Officer since 1980.	1980

Glenn W. Novotny	55	President since June 1990. Prior to June 1990, Mr. Novotny was with Weyerhaeuser Corporation in a variety of capacities.	1990

Brooks M. Pennington III	48	Chief Executive Officer of Pennington Seed Inc., a business which was acquired by the Company in February 1998, since June 1994.	1998

John B. Balousek	57
Self-employed consultant. Mr. Balousek has previously held a number of senior executive management positions in marketing and advertising, including President and Chief Operating Officer of Foote, Cone & Belding Communications, one of the largest global advertising and communications networks, from 1991 until 1996; Chairman and CEO of True North Technologies, a digital and interactive services company affiliated with True North Communications; Executive Vice President and a Founder of PhotoAlley.com, a San Francisco company marketing photographic equipment, supplies and services online, from 1998 through 1999; and various positions in Brand Management with the Procter & Gamble Company. In addition to Central Garden & Pet Company, he currently serves as a director at Edison Schools, Interland Corp., Geoworks Corp., and Aptimus Inc., all publicly-held companies.
			2001

David N. Chichester	57	Senior Vice President, Finance, of Starbucks Coffee Company since April 2001. Mr. Chichester served as Executive Vice President and Chief Financial Officer at Hecklers Online, Inc. from April 2000 to September 2000 and at Red Roof Inns, Inc. from March 1996 to October 1998. Prior to these positions, he held senior management positions in finance at Marriott Corporation, Integrated Health Services, Inc., and General Electric Credit Corporation, and served as a Vice President of Warburg Paribas Becker Incorporated.	2002

Nominees for Director	Age	Business Experience During Past Five Years and Other Information	Served as Director Since

Daniel P. Hogan, Jr.	74	Self-employed consultant. Prior to his retirement in 1987, Mr. Hogan was a Vice President of Chevron Chemical Company and General Manager of its Ortho Consumer Products Division.	1993

Bruce A. Westphal	62	Chairman of Bay Alarm Company, a security systems company since 1984. Mr. Westphal is also Chairman of InReach Internet, a provider of internet services, and President of Balco Properties, a real estate development and management company. Mr. Westphal was also Chairman of PacWest Telecom from 1994 to 1998.	1999

FURTHER INFORMATION CONCERNING
THE BOARD OF DIRECTORS

Committees of the Board

During fiscal 2002, the Board of Directors held seven meetings and acted by unanimous written consent on a number of occasions. In 1993, after consummation of its initial public offering, the Company established an Audit and Compensation Committee. The Company does not have a Nominating Committee.

The members of the Audit and Compensation Committee are Bruce A. Westphal (Chairman), John B. Balousek, David N. Chichester and Daniel P. Hogan, Jr. Among the functions performed by this committee in its capacity as an Audit Committee are to make recommendations to the Board of Directors with respect to the engagement or discharge of independent auditors, to review with the independent auditors the plan and results of the auditing engagement, to review the Company’s system of internal financial and accounting controls, to review the financial statements of the Company, to discuss the Company’s accounting policies, and to make inquiries into matters within the scope of its functions. Among the functions performed by this committee in its capacity as a Compensation Committee are to review and make recommendations to the Board of Directors concerning the compensation of the key management employees of the Company and to administer the Company’s equity incentive plan. The Audit and Compensation Committee held eleven meetings during fiscal 2002.

Attendance at Meetings

During fiscal 2002, there were no members of the Board of Directors who attended fewer than seventy-five percent of the meetings of the Board of Directors and all committees of the Board on which they served.

Compensation of Directors

During fiscal 2002, Directors who were not employees of the Company were paid directors fees consisting of $20,000 per year and $1,000 for each Board meeting attended. Directors who attend meetings of the Audit and Compensation Committee receive an additional $1,000 for each meeting not held on the same day as a Board meeting. Under the Nonemployee Director Equity Incentive Plan, Messrs. Balousek, Hogan and Westphal were each granted at the 2002 Annual Meeting of Stockholders options to purchase the number of shares of Common Stock determined by dividing $100,000 by the fair market value of a share of Common Stock on the date of the 2002 Annual Meeting and a restricted stock grant with a market value of $10,000. Upon his appointment to the Board in August 2002, Mr. Chichester was granted an option to purchase 3,709 shares of Common Stock and 371 shares of restricted stock.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The compensation paid to the Company’s Chief Executive Officer and the only other executive officers who received compensation in excess of $100,000 for services in all capacities to the Company and its subsidiaries during fiscal 2000, 2001 and 2002 is set forth below.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards		All Other Compensation ($)
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Restricted Stock Awards($)	Securities Underlying Options(#)
William E. Brown	2002	410,000	—	—	—	100,000	2,435	(2)
Chairman and Chief	2001	410,000	—	—	—	—	2,625	(2)
Executive Officer	2000	410,000	—	—	—	—	—

Glenn W. Novotny	2002	435,000	250,000		—	200,000	2,071	(2)
President and Chief	2001	420,000	200,000	—	—	15,000	2,625	(2)
Operating Officer	2000	370,000	100,000	—	—	—	2,400	(2)

Stuart W. Booth	2002	196,154	—	—	—	50,000	—
Vice President and Chief
Financial Officer(3)

Lee D. Hines, Jr.	2002	115,846	—	—	—	10,928	1,119	(2)
FormerVice President and	2001	225,000	—	—	—	5,000	909	(2)
Chief Financial Officer(4)	2000	225,000	—	—	—	40,000	—

Brooks M. Pennington III	2002	330,151	36,000	—	—	110,000	4,393	(5)
Chief Executive Officer of	2001	325,277	28,221	—	—	15,000	9,468	(6)
Pennington Seed Inc.	2000	313,727	65,000	—	—	15,000	7,397	(7)

(1)	While the named executive officers enjoy certain perquisites, for fiscal years 2000, 2001 and 2002 these did not exceed the lesser of $50,000 or 10% of each officer’s salary and bonus.
(2)	Represents the matching contribution which the Company made on behalf of the executive officer to the Company’s 401(k) Plan.
(3)	Mr. Booth became Vice President and Chief Financial Officer in February 2002.
(4)	Mr. Hines was Vice President and Chief Financial Officer from January 2000 until February 2002.
(5)	Includes a $2,488 matching contribution which the Company made on behalf of the executive officer to Pennington Seed’s 401(k) Plan and $1,905 paid under Pennington Seed’s profit sharing plan.
(6)	Includes a $2,625 matching contribution which the Company made on behalf of the executive officer to Pennington Seed’s 401(k) Plan and $6,843 paid under Pennington Seed’s profit sharing plan.
(7)	Includes a $2,625 matching contribution which the Company made on behalf of the executive officer to Pennington Seed’s 401(k) Plan and $4,772 paid under Pennington Seed’s profit sharing plan.

The following table sets forth certain information regarding stock options granted during fiscal 2002 to the executive officers named in the foregoing Summary Compensation Table. None of such persons received awards of stock appreciation rights during fiscal 2002.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(2)	Expiration Date
Name					5%($)	10%($)
William E. Brown	100,000	8.5	7.54	07/22/05	140,404	298,557
Glenn W. Novotny	100,000	8.5	7.54	07/22/05	140,404	298,557
	100,000	8.5	12.80	08/02/10	611,143	1,463,794
Stuart W. Booth	50,000	4.2	7.64	01/31/06	82,323	177,286
Lee D. Hines, Jr.	10,928	0.9	9.15	08/11/05	18,620	39,593
Brooks M. Pennington III	50,000	4.2	7.54	07/22/05	70,202	149,279
	60,000	5.1	12.80	08/02/10	366,686	878,276

(1)
The options granted to each of Messrs. Brown, Novotny and Pennington, which expire on July 22, 2005, vest in full on July 22, 2004. The options granted to each of Messrs. Novotny and Pennington, which expire on August 2, 2010, vest as to 20% on each of August 2, 2006, 2007 and 2008 and the remaining 40% vest on August 2, 2009. The option granted to Mr. Booth vests at to one-third on each of January 31, 2003, 2004 and 2005. The option granted to Mr. Hines vests as to one-third on each of August 11, 2002, 2003 and 2004. Under the terms of the Company’s stock option plan, the Audit and Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.

(2)	All options were granted at fair market value at date of grant.
(3)
Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the stock’s current market value) set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company’s stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock as well as the optionholder’s continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term to exercise the option.

The following table sets forth certain information with respect to stock options exercised during fiscal 2002 and stock options held by each of the Company’s executive officers as of September 28, 2002. The closing price of the Company’s Common Stock on the last trading day of the fiscal year was $16.86 per share.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUE

	Shares Acquired On Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at FY-End(#)	Value of Unexercised In-the-Money Options at FY-End($)
Name			Exercisable/ Unexercisable	Exercisable/ Unexercisable
William E. Brown	—	—	300,000/100,000	0/932,000
Glenn W. Novotny	25,000	104,759	155,000/265,000	270,800/1,624,250
Stuart W. Booth	—	—	0/50,000	0/461,000
Lee D. Hines, Jr.	—	—	44,379/13,773	374,980/106,499
Brooks M. Pennington III	—	—	28,333/157,667	146,554/893,284

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of September 28, 2002.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,803,457	$10.68	1,030,623
Equity compensation plans not approved by security holders	24,709	$8.16	0
Total	2,828,166	$10.66	1,030,623

Equity compensation plans not approved by security holders represent option grants to nonemployee directors outside the Nonemployee Director Equity Incentive Plan. In June 2001, the Board of Directors granted Messrs. Balousek, Hogan and Westphal each an option to purchase 7,000 shares of the Company’s common stock at an exercise price of $7.22 per share. The options vest as to one-third on each of December 8, 2001, 2002 and 2003 and expire on December 8, 2004. In August 2002, the Board of Directors granted Mr. Chichester director an option to purchase 3,709 shares of the Company’s common stock at an exercise price of $13.48 per share. The option vest as to one-third on each of February 28, 2003, 2004 and 2005 and expires on February 28, 2005.

Employment Agreements

The Company entered into an employment agreement with Brooks M. Pennington III in February 1998 in connection with the acquisition of Pennington Seed, Inc. The agreement provides that Mr. Pennington will serve as President and Chief Executive Officer of Pennington Seed at an annual minimum salary of $300,000. The agreement terminates in February 2003, unless terminated earlier for his dismissal with cause, death or disability.

Audit and Compensation Committee Interlocks and Insider Participation

Messrs. Westphal, Balousek, Chichester and Hogan served as members of the Audit and Compensation Committee during fiscal 2002. They have no relationship with the Company other than as directors and stockholders. During fiscal 2002, no executive officer of the Company served as a director, or as a member of any compensation committee, of any other for-profit entity.

Transactions with the Company

Brooks M. Pennington III is a minority shareholder and a director of Bio Plus, Inc., a company that produces granular peanut hulls. During the twelve months ended September 28, 2002, Bio Plus, Inc.’s total revenues were approximately $3.6 million of which approximately $2.5 million were sales to subsidiaries of the Company.

PROPOSAL TO APPROVE THE
2003 OMNIBUS EQUITY INCENTIVE PLAN

In May 1994, the stockholders of the Company adopted the 1993 Omnibus Equity Incentive Plan (the “1993 Plan”) pursuant to which an aggregate of 900,000 shares of the Company’s Common Stock were originally reserved for issuance to key employees and consultants of the Company and its subsidiaries. Subsequently, the stockholders of the Company approved amendments to the 1993 Plan to increase the number of shares authorized for issuance under the Plan to 4,800,000 shares. As of December 28, 2002, there were 1,308,873 shares remaining for awards under the 1993 Plan.

In December 2002, the Board of Directors approved the 2003 Omnibus Equity Incentive Plan (the “2003 Plan”) pursuant to which an aggregate of 2,500,000 shares of the Company’s Common Stock were reserved for issuance to key employees, directors and consultants of the Company and its subsidiaries, subject to stockholder approval at the 2003 Annual Meeting. The 2003 Plan is intended to replace the 1993 Plan. The reason for this proposal is to adopt the 2003 Plan to ensure that the Company continues to be able to give appropriate equity incentives to its key employees, directors and consultants and that, to this end, a sufficient number of shares of the Company’s Common Stock is available for awards to attract, retain and motivate selected participants with outstanding experience and ability. If the 2003 Plan is adopted, the Company will terminate the 1993 Plan.

The 2003 Plan is substantially identical to the 1993 Plan, except that the 2003 Plan terminates as to incentive stock options in December 2012, the number of shares reserved under the 2003 Plan is 2,500,000 (subject to adjustment for stock splits and similar events), outside directors may participate in the 2003 Plan, no participant may receive options for more than 500,000 shares (subject to adjustment for stock splits and similar events) in a calendar year and, except for replacement options granted in connections with certain corporate transactions, no option can be granted for less than 100% of the fair market value of a share of Common Stock on the date of grant. Set forth below is a summary of certain of the principal features of the 2003 Plan. As of December 31, 2002, the fair market value of a share of Common Stock was $18.51.

General

The 2003 Plan provides for the granting of stock options, stock appreciation rights (“SARs”), restricted stock awards, performance unit awards and performance share awards (collectively, “Awards”) to key employees, directors and consultants of the Company and its subsidiaries. As of December 28, 2002, approximately 3,600 employees, directors and consultants were eligible to receive awards under the 2003 Plan.

Purpose

The purpose of the 2003 Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of participating employees, directors and consultants to those of the Company’s stockholders and by providing such employees and consultants with an incentive for outstanding performance. The 2003 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of participating employees and consultants upon whose judgment, interest and special efforts the Company is largely dependent for the successful conduct of its operations.

Administration

The 2003 Plan is administered by the Audit and Compensation Committee of the Board of Directors of the Company (the “Committee”).

Options

The price of the shares of the Company’s Common Stock subject to each option (the “option price”) is set by the Committee but generally may not be less than 100% of the fair market value on the date of grant. In a calendar year, no participant may receive options or SARs under the 2003 Plan for more than 500,000 shares (subject to adjustment for stock splits and similar events).

Options granted under the Plan are exercisable at the times and on the terms established by the Committee. The Committee may accelerate the exercisability of any option.

The option price must be paid in full in cash or its equivalent at the time of exercise. The Committee also may permit payment of the option price by the tender of previously acquired shares of the Company’s stock or such other legal consideration which the Committee determines to be consistent with the 2003 Plan’s purpose and applicable law.

Stock Appreciation Rights

The 2003 Plan permits the grant of three types of SARs: Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. An Affiliated SAR is an SAR that is granted in connection with a related option and which will be deemed to automatically be exercised simultaneously with the exercise of the related option. A Freestanding SAR is an SAR that is granted independently of any options. A Tandem SAR is an SAR that is granted in connection with a related option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the SAR is similarly cancelled).

The Committee has complete discretion to determine the number of SARs granted to any optionee or recipient and the terms and conditions pertaining to such SARs. However, the grant price must be at least equal to the fair market value of a share of the Company’s Common Stock on the date of grant in the case of a Freestanding SAR and equal to the option price of the related option in the case of an Affiliated or Tandem SAR.

Restricted Stock Awards

The 2003 Plan permits the grant of restricted stock awards which are restricted Common Stock bonuses that vest in accordance with terms established by the Committee. The Committee may impose restrictions and conditions on the shares, including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), and/or restrictions under applicable federal or state securities laws. The Committee may accelerate the time at which any restrictions lapse, and/or remove any restrictions.

Performance Unit/Share Awards

The 2003 Plan permits the grant of performance unit and performance share awards which are bonuses credited to an account established for the recipient and payable in cash, Common Stock, or a combination thereof. Each performance unit has an initial value that is established by the Committee at the time of its grant. Each performance share has an initial value equal to the fair market value of a share of the Company’s Common Stock on the date of its grant. The number and/or value of performance unit/shares that will be paid out to recipients will depend upon the extent to which performance goals established by the Committee are satisfied.

After a performance unit/share award has vested, the recipient will be entitled to receive a payout of the number of performance unit/shares earned by the recipient, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Committee also may waive the achievement of any performance goals for such performance unit/share.

Subject to the applicable award agreement, performance units/shares awarded to recipients will be forfeited to the Company upon the earlier of the recipient’s termination of employment or the date set forth in the award agreement.

Nontransferability of Awards

Awards granted under the 2003 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, an optionee or recipient may designate one or more beneficiaries to receive any exercisable or vested awards following his or her death.

Plan Benefits

As the grant of awards under the Plan is discretionary, it is impossible to determine the amount and terms of such future grants under the 2003 Plan.

The following table sets forth the aggregate number of shares of the Company’s Common Stock subject to outstanding options granted under the 1993 Plan during the Company’s fiscal year ended September 28, 2002. This may not be in indicative of grants under the 2003 Plan.

Name of Individual or Group	Number of Shares Granted
William E. Brown, Chairman and Chief Executive Officer	100,000
Glenn W. Novotny, President and Chief Operating Officer	200,000
Stuart W. Booth, Vice President Finance and Secretary	50,000
Lee D. Hines, Jr., Former Vice President Finance and Secretary	10,928
Brooks M. Pennington III	110,000
All executive officers, as a group	470,928
All employees who are not executive officers, as a group	708,560
All directors who are not executive officers, as a group	—

Federal Tax Aspects

A recipient of a stock option or SAR will not have taxable income upon the grant of the option. For options and SARs other than incentive stock options, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares transferred upon the exercise for a specified period. Any ordinary income recognized will be in the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise or the amount realized from the sale or other disposition exceeds the option price.

Unless the participant elects to be taxed at the time of receipt of restricted stock, a performance unit or a performance share, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary income equal to the fair market value of the shares or cash received at the time of vesting.

At the discretion of the Committee, the 2003 Plan allows a participant to satisfy the minimum tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares of common stock withheld, or by delivering to the Company already-owned shares, having a value equal to the amount required to be withheld.

The Company will be entitled to a tax deduction in connection with an award under the 2003 Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income, and if applicable withholding requirements are met. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if it complies with certain conditions imposed by the Code Section 162(m) rules, including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one year. The 2003 Plan has been designed to permit the Committee to grant options and SARs which satisfy the requirements of Code Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

Required Vote

The affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the 2003 Plan.

The Board of Directors recommends that the stockholder vote “FOR” the approval of the 2003 Plan.

AUDIT AND COMPENSATION COMMITTEE REPORT
ON AUDITED FINANCIAL STATEMENTS

The Audit and Compensation Committee of the Board consists of the directors whose signatures appear below. Each member of the Audit and Compensation Committee is “independent” as defined in the NASD Rules.

The Audit and Compensation Committee’s general role as an audit committee is to assist the Board in monitoring the Company’s financial reporting process and related matters. Its specific responsibilities are set forth in its charter, a copy of which was attached as Appendix A to the Company’s proxy statement for its 2002 Annual Meeting of Stockholders.

As required by the charter, the Audit and Compensation Committee reviewed the Company’s financial statements for fiscal year 2002 and met with management, as well as with representatives of Deloitte & Touche LLP, the Company’s independent public accountants, to discuss the financial statements. The Audit and Compensation Committee also discussed with representatives of Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees.

In addition, the Audit and Compensation Committee discussed with representatives of Deloitte & Touche LLP their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit and Compensation Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 28, 2002.

January 14, 2003	Audit and Compensation Committee

BRUCE A. WESTPHAL, Chairman JOHN B. BALOUSEK DAVID N. CHICHESTER DANIEL P. HOGAN, JR.

REPORT OF THE AUDIT AND COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

To the Board of Directors:

As members of the Audit and Compensation Committee, it is our duty to determine the compensation for officers and directors and to administer the Company’s equity incentive plans. In addition, we evaluate the performance of management and related matters.

As a public company, we utilize three primary tools to assist in compensating executives. They are base salary, cash bonus, and stock options. Together they combine to provide an executive’s total compensation package. We view base salary as a primary indicator of the market value needed to attract an executive with the skill and expertise to perform the duties and discharge the responsibilities of the position. We periodically retain outside assistance to counsel us in determining market value. We view cash bonus as a means of rewarding short-term performance which exceeds established goals, and we utilize stock options as a means of linking our executives’ long-term benefits to those received by our stockholders.

In 1997, we retained the services of a compensation consulting firm to assist in determining the market value compensation for the Chief Executive Officer, William E. Brown. Survey data, coupled with performance based peer group evaluations, were utilized to determine competitive short and long-term awards for Mr. Brown. The data developed indicated that an increase in Mr. Brown’s base salary to $400,000 was warranted. Mr. Brown requested that the Committee not increase his base pay during fiscal 1997. In fiscal 1998, the Committee increased Mr. Brown’s base salary to $400,000. In fiscal 1999, Mr. Brown received the cost of living increase granted to all employees which had the effect of increasing his base salary to $410,000—the amount that was paid to him in each of the last three fiscal years. The Committee increased Mr. Novotny’s base salary to $435,000 in fiscal 2002. These actions are reflected in the summary compensation table.

Based on the Company’s performance in fiscal 2002, the Committee determined to pay a bonus of $250,000 in respect of fiscal 2002 to Mr. Novotny. The Committee did not elect to pay a cash bonus to Mr. Brown. The Committee did, however, grant options to each of the Company’s executive officers, including Mr. Brown and Mr. Novotny.

In determining executive compensation, the Audit and Compensation Committee considers, among other factors, the possible tax consequences to the Company and to the executives. However, tax consequences, including but not limited to tax deductibility by the Company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the Audit and Compensation Committee or the Company. In addition, the Audit and Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For all of the foregoing reasons, the Audit and Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not necessarily limit compensation to those levels or types of compensation that will be deductible. The Audit and Compensation Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals, that preserve deductibility.

We continue to subscribe to the philosophy that the Company’s overall performance and its return to stockholders will be the primary areas of consideration when rewarding the Company’s top executives. It is our goal to ensure that our executives are paid competitively with the market and are rewarded for performance that benefits the stockholders. In years when the Company does well, we will reward using the tools described above; in years when the performance does not meet expectations, the compensation of the top executives of Central will be reflective of that fact.

January 14, 2002	Audit and Compensation Committee

BRUCE A. WESTPHAL, Chairman JOHN B. BALOUSEK DAVID N. CHICHESTER DANIEL P. HOGAN, JR.

PERFORMANCE GRAPH

The following graph compares the percentage change in the Company’s cumulative total stockholder return on its Common Stock for the period from September 27, 1997 to September 28, 2002 with the cumulative total return of the NASDAQ Composite (U.S.) Index and the Dow Jones Non-Durable Household Products Index, a peer group index consisting of approximately 30 manufacturers and distributors of household products.

The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company’s Common Stock.

OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table indicates, as to each director, each named executive officer and each holder known to the Company to be the beneficial owner of more than five percent of any class of the Company’s voting stock, the number of shares and percentage of the Company’s stock beneficially owned as of December 31, 2002.

	Shares Beneficially Owned as of December 31, 2002
Beneficial Owner	Number of Class B Shares	Number of Common Shares		Percent(1)
William E. Brown(2)	1,603,659	140,000		9.1%
Brooks M. Pennington III(3)	—	1,318,985	(4)	6.9
Willow Creek Capital Management(5)	—	1,000,000	(6)	5.2
Dimensional Fund Advisors Inc.(7)	—	1,392,700	(8)	7.3
Cramer Rosenthal McGlynn, L.L.C.(9)	—	1,136,400	(10)	5.9
Wentworth, Hauser & Violich(11)	—	1,005,764	(12)	5.3
Special Value Investment Management, LLC(13)	—	1,878,250	(14)	9.8
Richard S. Strong(15)	—	1,028,330	(16)	5.4
Glenn W. Novotny	—	276,147	(17)	1.4
Lee D. Hines, Jr.	—	96,866	(18)	*
John B. Balousek	—	10,400	(19)	*
Daniel P. Hogan, Jr.	—	21,184	(20)	*
Bruce A. Westphal	—	24,960	(21)	*
Stuart W. Booth	—	16,667	(22)	*
David N. Chichester	—	1,607	(23)	*
All directors and officers as a group (nine persons)	1,603,659	1,906,816	(24)	18.0

(*)	Less than 1%.
(1)	Represents the number of shares of Class B Stock and Common Stock beneficially owned by each stockholder as a percentage of the total number of shares of Class B Stock and Common Stock outstanding.
(2)	The address of Mr. Brown is 3697 Mt. Diablo Boulevard, Suite 310, Lafayette, California 94549.
(3)	The address of Mr. Pennington is 1280 Atlanta Highway, Madison, Georgia 30650.
(4)
Includes 41,666 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2002; 993,842 shares held by Pennington Partners, L.P., over which Mr. Pennington has sole voting and dispositive power as the president of its general partner; 81,884 shares held by BPCB Partners, L.P., over which Mr. Pennington has sole voting and dispositive power as the sole member of its general partner; and 6,938 shares owned by his spouse. Mr. Pennington disclaims beneficial ownership of the 6,938 shares held by his spouse.

(5)	The address of Willow Creek Capital Management is 300 Drake’s Landing Road, Suite 230, Greenbrae, California 94904.
(6)
Willow Creek Capital Management holds these shares as a member of a group comprised of Aaron Braun, WC Capital Management, LLC, and itself. Willow Creek Capital Management is a registered investment advisor and is the manager of WC Capital Management, LLC. WC Capital Management, LLC is the general partner of investment limited partnerships of which Willow Creek Capital Management is the investment advisor. Mr. Braun is the sole shareholder of Willow Creek Capital Management, and a member and the controlling owner of WC Capital Management, LLC. Information is from a Schedule 13G/A reflecting beneficial holdings of the Company’s capital stock as of December 31, 2001 and a Schedule 13F reflecting total beneficial holdings as of September 30, 2002.

(7)	The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(8)
Dimensional Fund Advisors, Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are possessed by the Funds. Dimensional disclaims beneficial ownership of such securities. Dimensional has sole voting and dispositive power over the beneficial holdings of the Company’s capital stock. Information is from a Schedule 13G/A reflecting beneficial holdings of the Company capital stock as of December 31, 2001 and a Schedule 13F reflecting total beneficial holdings as of September 30, 2002.

(9)	The address of Cramer Rosenthal McGlynn, L.L.C. is 707 Westchester Avenue, White Plains, New York 10604.
(10)
Cramer Rosenthal McGlynn, LLC has sole investment discretion over 771,300 shares and shared investment discretion over 365,100 shares. Cramer Rosenthal McGlynn, LLC has sole voting authority over 755,600 shares, shared voting authority over 365,100 shares, and no voting authority over 15,700 shares. Information is from a Schedule 13F reflecting beneficial holdings as of September 30, 2002.

(11)	The address of Wentworth, Hauser & Violich is 353 Sacramento Street, Suite 600, San Francisco, California 94111.
(12)
Wentworth Hauser & Violich, Inc. has sole voting authority over 494,575 and no voting authority over 511,189 shares beneficially held. Information is from a Schedule 13F reflecting total beneficial holdings as of September 30, 2002.

(13)	The address of Special Value Investment Management, LLC is 11100 Santa Monica Boulevard, Suite 210, Los Angeles, California 90025.
(14)
Beneficial holdings represent shares of common stock issuable upon conversion of the Company’s subordinated convertible notes. Special Value Investment Management, LLC (“SVIM”), Tennenbaum LLC, and Mr. Michael E. Tennenbaum beneficially own and share voting and dispositive power over 1,878,250 shares. SVIM/MSMII, LLC beneficially owns and shares voting and dispositive power over 1,268,929 shares. SVIM serves as an investment advisor to Special Value Bond Fund II, which is the registered holder of a portion of the Company’s subordinated convertible notes. Tennenbaum & Co., LLC is the managing member of SVIM and SVIM/MSMII. Michael E. Tennenbaum is the managing member of Tennenbaum LLC. Information is from a Schedule 13G/A reflecting beneficial holdings as of May 8, 2002.

(15)	The address of Mr. Strong is 100 Heritage Reserve, Menomonee Falls, WI 53051.
(16)
The beneficial ownership of common stock reported by Mr. Strong consists of (i) 308,300 shares held by Calm Waters Partnership, a private investment fund owned by Mr. Strong and family members; and (ii) 720,030 shares held by separate accounts over which Strong Capital Management, Inc. (“SCM”), a registered investment advisor and wholly owned subsidiary of Strong Financial Corporation (“SFC”), has discretionary authority, and beneficial ownership of which may be attributed to Mr. Strong by virtue of his control of SCM and SFC. Information is from a Schedule 13G reflecting beneficial ownership as of September 12, 2002.

(17)	Includes 190,000 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2002.
(18)	Includes 45,866 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2002.
(19)	Includes 8,308 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2002.
(20)	Includes 13,092 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2002.
(21)	Includes 10,868 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2002.
(22)	Includes 16,667 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2002.

(23)	Includes 1,236 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2002.
(24)	Includes 327,703 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from September 29, 2001 to September 28, 2002 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

AUDITORS

Deloitte & Touche LLP, independent certified public accountants, serves as the Company’s principal accountants. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the fiscal year ended September 28, 2002 and the reviews of the financial statements included in the Company’s Forms 10-Q for that fiscal year were approximately $1,475,000.

Financial Information Systems Design and Implementation Fees

There were no fees billed for information technology services rendered by Deloitte & Touche LLP for the fiscal year ended September 28, 2002.

All Other Fees

The aggregate fees billed for services rendered by Deloitte & Touche LLP, other than the services covered in “Audit Fees” and “Financial Information Systems Design and Implementation Fees” above, for the fiscal year ended September 28, 2002 were approximately $825,000. Fees for other services include approximately $130,000 incurred related to reviews and audits of subsidiary financial statements and audits of employee benefit plans.

The Audit and Compensation Committee of the Board has considered whether the provision of the non-audit services is compatible with maintaining the principal accountant’s independence.

OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present at the meeting. If other matters properly come before the meeting, those who act as proxies will vote in accordance with their judgment.

STOCKHOLDER PROPOSALS

If any stockholder intends to present a proposal for action at the Company’s annual meeting in 2004 and wishes to have such proposal set forth in management’s proxy statement, such stockholder must forward the proposal to the Company so that it is received on or before September 17, 2003. Proposals should be addressed to the Company at 3697 Mt. Diablo Boulevard, Lafayette, California 94549, Attention: Corporate Secretary.

The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company’s annual meeting in 2004, which proposal is not intended to be included in the Company’s proxy statement and form of proxy relating to that meeting, the stockholder should give appropriate notice no later than December 2, 2003. If such a stockholder fails to submit the proposal by such date, the Company will not be required to provide any information about the nature of the proposal in its proxy statement and the proxy holders will be allowed to use their discretionary voting authority if the proposal is raised at the Company’s annual meeting in 2004.

COST OF SOLICITATION

All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by the Company.

Dated: January 15, 2003.	By Order of the Board of Directors

Stuart W. Booth, Secretary

APPENDIX A

CENTRAL GARDEN & PET COMPANY

2003 OMNIBUS EQUITY INCENTIVE PLAN

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

iii

CENTRAL GARDEN & PET COMPANY
2003 OMNIBUS EQUITY INCENTIVE PLAN

CENTRAL GARDEN & PET COMPANY, hereby adopts the Central Garden & Pet Company 2003 Omnibus Equity Incentive Plan, effective as of December 4, 2002, as follows:

SECTION 1
BACKGROUND, PURPOSE AND DURATION

1.1    Background and Effective Date.    The Plan provides for the granting of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, and Performance Shares. The Plan is effective as of December 4, 2002, subject to ratification by an affirmative vote of the holders of a majority of Shares. Awards may be granted prior to the receipt of such vote, but such grants shall be null and void if such vote is not in fact received.

1.2    Purpose of the Plan.    The purpose of the Plan is to promote the success, and enhance the value, of the Company by aligning the interests of Participants with those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of outstanding individuals, upon whose judgment, interest, and special effort the success of the Company largely is dependent.

1.3    Duration of the Plan.    The Plan shall commence on the date specified in Section 1.1, and subject to Section 12 (concerning the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan on or after December 3, 2012.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1    “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2    “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3    “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.4    “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

2.5    “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.6    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8    “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.9    “Company” means Central Garden & Pet Company, a Delaware corporation, or any successor thereto.

2.10    “Consultant” means an individual who provides significant services to the Company and/or an Affiliate, including a Director who is not an Employee.

2.11    “Director” means any individual who is a member of the Board of Directors of the Company.

2.12    “Disability” means a permanent and total disability within the meaning of Code Section 22(e)(3).

2.13    “Employee” means an employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.14    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

2.15    “Fair Market Value” means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee.

2

2.16    “Freestanding SAR” means a SAR that is granted independently of any Option.

2.17    “Incentive Stock Option” or “ISO” means an option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.18    “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.19    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.20    “Option Price” means the price at which a Share may be purchased pursuant to an Option.

2.21    “Participant” means an Employee or Consultant who has an outstanding Award.

2.22    “Performance Unit” means an Award granted to an Employee pursuant to Section 8.

2.23    “Performance Share” means an Award granted to an Employee pursuant to Section 8.

2.24    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions.

2.25    “Plan” means the Central Garden & Pet Company 2003 Omnibus Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.26    “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.27    “Retirement” means, in the case of an Employee, a Termination of Employment by reason of the Employee’s retirement at or after age 62.

2.28    “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.29    “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.30    “Shares” means the shares of common stock, $0.01 par value, of the Company.

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2.31    “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to the terms of Section 7 is designated as an SAR.

2.32    “Subsidiary” means any “subsidiary corporation” (other than the Company) as defined in Code Section 424(f).

2.33    “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

2.34    “Termination of Employment” means a cessation of the employee-employer or director or other service arrangement relationship between an Employee, Consultant or Director and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment or re-engagement by the Company or an Affiliate.

2.35    “Window Period” means the period beginning on the third business day following the date of public release of the Company’s quarterly sales and earnings information, and ending on the twelfth business day following such date.

SECTION 3
ADMINISTRATION

3.1    The Committee.    The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are “outside directors” under Rule 16b-3.

3.2    Authority of the Committee.    The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power (a) to determine which Employees and Consultants shall be granted Awards, (b) to prescribe the terms and conditions of such Awards, (c) to interpret the Plan and the Awards, (d) to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (e) to interpret, amend or revoke any such rules.

The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers with respect to Section 16 Persons.

3.3    Decisions Binding.    All determinations and decisions made by the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

4

SECTION 4
SHARES SUBJECT TO THE PLAN

4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan may not exceed 2,500,000. Such Shares may be authorized but unissued Shares or Treasury Shares. No Participant may receive Options or SARs for more than 500,000 shares under the Plan in a calendar year.

The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

(a)	While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

(b)	The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

(c)
The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs); provided, however, that, upon the exercise of such Tandem SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Tandem SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(d)
The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option; provided, however, that, upon the exercise of such Affiliated SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Affiliated SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(e)
The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted; provided, however, that, upon the exercise of such Freestanding SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Freestanding SAR less the number of Shares actually delivered upon exercise thereof or the number of

5

Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(f)	The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.

(g)
To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares having a Fair Market Value equal to the cash settlement of the Award.

4.2    Lapsed Awards.    If an Award is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.

4.3    Adjustments in Authorized Shares.    In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options, SARs, and Restricted Stock granted under the Plan, as the Committee, in its sole discretion, shall determine to be appropriate to prevent the dilution or diminishment of Awards. Notwithstanding the preceding sentence, the number of Shares subject to any Award always shall be a whole number.

SECTION 5
STOCK OPTIONS

5.1    Grant of Options.    Options may be granted to Employees and Consultants at any time and from time to time, as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof.

5.2    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Option Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

5.3    Option Price.    Subject to the provisions of this Section 5.3, the Option Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1    Nonqualified Stock Options.    In the case of a Nonqualified Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted.

6

5.3.2    Incentive Stock Options.    In the case of an Incentive Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted; provided, however, that if at the time that the Option is granted, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the date that the Option is granted.

5.3.3    Substitute Options.    Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion, may determine that such substitute Options shall have an exercise price less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

5.4    Expiration of Options.    Unless the applicable stock option agreement provides otherwise, each Option shall terminate upon the first to occur of the events listed in Section 5.4.1, subject to Section 5.4.2.

5.4.1    Expiration Dates.

(a)	The date for termination of the Option set forth in the written stock option agreement;

(b)	The expiration of ten years from the date the Option was granted, subject to the provisions of clause (f), below; or

(c)
The expiration of one year from the date of the Optionee’s Termination of Employment for a reason other than the Optionee’s death, Disability or Retirement, subject to the provisions of clause (f) below; or

(d)	The expiration of three years from the date of the Optionee’s Termination of Employment by reason of Disability, subject to the provisions of clause (f) below; or

(e)
The expiration of three years from the date of the Optionee’s Retirement; provided that no Incentive Stock Option may be exercised after the expiration of three months from the date of the Optionee’s Retirement, subject in each case to the provisions of clause (f) below; or

(f)	The expiration of one year from the date of the Optionee’s death, if such death occurs while the Optionee is in the employ or service of

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the Company or an Affiliate or within the one-year or three-year periods referred to in (c), (d) or (e) above, whichever is applicable.

5.4.2    Committee Discretion.    Subject to the provisions of this Section 5.4, the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable. After the Option is granted, the Committee, in its sole discretion and subject to Section 5.8.4 and this Section 5.4, may extend the maximum term of such Option.

5.5    Exercise of Options.    Options granted under the Plan shall be exercisable at such times, and subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6    Payment.    Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full in cash. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant Share certificates (in the Participant’s name) representing such Shares.

5.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option, as it may deem advisable, including, but not limited to, restrictions related to Federal securities laws, the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and/or any blue sky or state securities laws.

5.8    Certain Additional Provisions for Incentive Stock Options.

5.8.1    Exercisability.    The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2    Termination of Employment.    No Incentive Stock Option may be exercised more than three months after the Participant’s termination of employment for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement and/or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one year after the Participant’s termination of

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employment on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement and/or the Committee permit later exercise.

5.8.3    Company and Subsidiaries Only.    Incentive Stock Options may be granted only to persons who are employees of the Company and/or a Subsidiary at the time of grant.

5.8.4    Expiration.    No Incentive Stock Option may be exercised after the expiration of 10 years from the date such Option was granted; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of 5 years from the date that it was granted.

5.9    Nontransferability of Options.    No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as provided under Section 9. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

SECTION 6
STOCK APPRECIATION RIGHTS

6.1    Grant of SARs.    An SAR may be granted to an Employee or Consultant at any time and from time to time as determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

The Committee shall have complete discretion to determine the number of SARs granted to any Participant, and consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant. The grant price of Tandem or Affiliated SARs shall equal the Option Price of the related Option.

6.2    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

6.2.1    ISOs.    Notwithstanding any contrary provision of the Plan, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR shall expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

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6.3    Exercise of Affiliated SARs.    An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4    Exercise of Freestanding SARs.    Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.5    SAR Agreement.    Each SAR shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.6    Expiration of SARs.    An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 (pertaining to Options) also shall apply to SARs.

6.7    Payment of SAR Amount.    Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The difference between the Fair Market Value of a Share on the date of exercise over the grant price; times

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

6.8    Nontransferability of SARs.    No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under Section 9. An SAR granted to a Participant shall be exercisable during the Participant’s lifetime only by such Participant.

SECTION 7
RESTRICTED STOCK

7.1    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine.

7.2    Restricted Stock Agreement.    Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such shares have lapsed.

7.3    Transferability.    Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated

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until the end of the applicable Period of Restriction. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

7.4    Other Restrictions.    The Committee, in its sole discretion, may impose such other restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Central Garden & Pet Company 2003 Omnibus Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Central Garden & Pet Company.”

7.5    Removal of Restrictions.    Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and/or remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8    Return of Restricted Stock to Company.    Subject to the applicable Award Agreement and Section 7.5, upon the earlier of (a) the Participant’s termination of employment, or (b) the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and, subject to Section 4.2, again shall become available for grant under the Plan.

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SECTION 8
PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1    Grant of Performance Units/Shares.    Performance Units and Performance Shares may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

8.2    Value of Performance Units/Shares.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called the “Performance Period”.

8.3    Earning of Performance Units/Shares.    After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. After the grant of a Performance Unit/Share, the Committee, in its sole discretion, may adjust and/or waive the achievement of any performance goals for such Performance Unit/Share.

8.4    Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units/Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

8.5    Cancellation of Performance Units/Shares.    Subject to the applicable Award Agreement, upon the earlier of (a) the Participant’s termination of employment, or (b) the date set forth in the Award Agreement, all remaining Performance Units/Shares shall be forfeited by the Participant to the Company, and subject to Section 4.2, the Shares subject thereto shall again be available for grant under the Plan.

8.6    Nontransferability.    Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under Section 9. A Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

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SECTION 9
BENEFICIARY DESIGNATION

If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any unpaid vested Award shall be paid in event of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

SECTION 10
DEFERRALS

The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 11
RIGHTS OF EMPLOYEES AND CONSULTANTS

11.1    No Effect on Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause.

11.2    Participation.    No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

SECTION 12
AMENDMENT, SUSPENSION, OR TERMINATION

12.1    Amendment, Suspension, or Termination.    The Board, in its sole discretion, may alter, amend or terminate the Plan, or any part thereof, at any time and for any reason. However, as required by applicable law, no alteration or amendment shall be effective without further stockholder approval. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted. No Award may be granted during any period of suspension nor after termination of the Plan.

SECTION 13
TAX WITHHOLDING

13.1    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes required to be withheld with respect to such Award.

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13.2    Shares Withholding.    The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy the minimum statutory tax withholding obligation, in whole or in part, by electing to have the Company withhold Shares having a value equal to the amount required to be withheld or by delivering to the Company already-owned shares to satisfy the withholding requirement. The value of the Shares to be withheld or delivered will be based on their Fair Market Value on the date that the taxes are required to be withheld.

SECTION 14
INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 15
SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

SECTION 16
LEGAL CONSTRUCTION

16.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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16.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.4    Securities Law Compliance.    With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

16.5    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

16.6    Captions.    Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

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EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed the Plan on the date indicated below.

CENTRAL GARDEN & PET COMPANY

Dated:	December 4, 2002	By	/s/ STUART W. BOOTH
Title: Secretary

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
CENTRAL GARDEN & PET COMPANY
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 10, 2003

The undersigned hereby appoints William E. Brown and Glenn W. Novotny, or either of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of CENTRAL GARDEN & PET COMPANY to be held at the LAFAYETTE PARK HOTEL, 3287 Mt. Diablo Boulevard, Lafayette, California, on February 10, 2003, at 10:30 A.M., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

(Continued, and to be marked, dated and signed, on the reverse side)

(Continued from other side)

This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted FOR the election of the directors listed below and FOR proposal 2.	☒	Please mark your votes as this

1.    ELECTION OF DIRECTORS:

FOR all nominees listed (except as indicated) ☐	WITHHOLD authority to vote for all nominees listed ☐	2.	To approve the 2003 Omnibus Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

		3.	In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment thereof.			I plan to attend the meeting ☐

Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.

William E. Brown, Glenn W. Novotny, Brooks M. Pennington III, John B. Balousek, David N. Chichester, Daniel P. Hogan, Jr. and Bruce A. Westphal
				STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Signature(s)                                                                                                                                                                Date

The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally